UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2009 (June 1, 2009)

ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33978	75-2320087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 673-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No.1 amends the Form 8-K dated June 1, 2009 and filed June 8, 2009 by the registrant with the Commission, including by amending the: (i) initial Form 8-K filing in its entirety by changing the Item Tag to the filing from Item Tag 9.01 to Item Tag 4.01 and 9.01; and (ii) disclosures in the initial Form 8-K filing to state that the decision to change accountants was approved by the board of directors of the registrant.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Item 4.01 of the initial Form 8-K filing is hereby amended and restated in its entirety as follows:

“Effective as of June 1, 2009, KBA Group LLP resigned as the registrant’s principal accountant and the registrant engaged BKD, LLP as the registrant’s new principal accountant to audit the registrant’s financial statements, in each case, in connection with KBA Group joining BKD and not as a result of any disagreement with KBA Group.

KBA Group’s reports on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The appointment of BKD as the registrant’s independent registered public accounting firm was approved by the board of directors of the registrant.

During the registrant’s two most recent fiscal years and any subsequent interim period preceding such resignation, there was not any (i) disagreement with KBA Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KBA Group, would have caused KBA Group to make reference to the subject matter of the disagreement in connection with KBA Group’s report or (ii) reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the registrant’s two most recent fiscal years, and any subsequent interim period prior to engaging that accountant, neither the registrant (nor anyone on its behalf) consulted BKD regarding any matter or event listed in Item 304(a)(2) of Regulation S-K.

The registrant (i) provided KBA Group with a copy of the disclosures the registrant made in the initial Form 8-K filing in response to Item 304(a) of Regulation S-K and (ii) requested KBA Group to furnish the registrant with a letter addressed to the Commission stating whether KBA Group agreed with the statements made by the registrant therein in response to Item 304(a) and, if not, stating the respects in which KBA Group did not agree.  The initial letter from KBA Group is filed as an exhibit hereto.

The registrant (i) provided KBA Group with a copy of the amended disclosures the registrant is making herein in response to Item 304(a) of Regulation S-K and (ii) requested KBA Group to furnish the registrant with an updated letter addressed to the Commission stating whether KBA Group agrees with the statements made by the registrant herein in response to Item 304(a) and, if not, stating the respects in which KBA Group does not agree.  The updated letter from KBA Group is filed as an exhibit hereto.”

Item 9.01                      Financial Statements and Exhibits.

Item 9.01(d) of the Schedule 13D is hereby amended and restated in its entirety as follows:

(d)           Exhibits.

Exhibit	Description of Exhibit
16.1	Initial Letter dated June 5, 2009 from KBA Group LLP (incorporated herein by reference from Exhibit 16.1 to the Form 8-K dated June 1 and filed June 8, 2009 by the registrant with the Commission)
16.2	Updated Letter dated June 17, 2009 from KBA Group LLP (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.

By:         /s/ Pamela J. High
Name:    Pamela J. High
Title:      Interim Chief Financial Officer
Date:   June 18, 2009